As filed with the Securities and Exchange Commission on April 1, 2016
Registration No. 001-37586

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Ingevity Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware	47-4027764
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
5255 Virginia Avenue North Charleston, SC	29406
(Address of Principal Executive Offices)	(Zip Code)
(843) 740-2300
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
☐ Large accelerated filer	☐ Accelerated filer
☑ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND
ITEMS OF FORM 10
Our information statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in our information statement. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item No.	Caption	Location in Information Statement
Item 1.	Business	The following sections of our information statement are hereby incorporated by reference: “Summary,” “Risk Factors,” “Cautionary Statement for the Purposes of the ‘Safe Harbor’ Provisions of the Private Securities Litigation Reform Act of 1995,” “The Separation,” “Capitalization,” “Business,” “Certain Relationships and Related Person Transactions,” “Where You Can Find More Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Item 1A.	Risk Factors	The following sections of our information statement are hereby incorporated by reference: “Risk Factors” and “Cautionary Statement for the Purposes of the ‘Safe Harbor’ Provisions of the Private Securities Litigation Reform Act of 1995.”
Item 2.	Financial Information	The following sections of our information statement are hereby incorporated by reference: “Summary,” “Selected Historical Combined Financial Information of Ingevity,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Index to Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk.”
Item 3.	Properties	The following section of our information statement is hereby incorporated by reference: “Business — Properties.”
Item 4.	Security Ownership of Certain Beneficial Owners and Management	The following section of our information statement is hereby incorporated by reference: “Stock Ownership.”
Item 5.	Directors and Executive Officers	The following section of our information statement is hereby incorporated by reference: “Management.”

Item No.	Caption	Location in Information Statement
Item 6.	Executive Compensation	The following sections of our information statement are hereby incorporated by reference: “Management,” “Compensation Discussion and Analysis,” “Executive Compensation,” and “Certain Relationships and Related Person Transactions.”
Item 7.	Certain Relationships and Related Person Transactions, and Director Independence	The following sections of our information statement are hereby incorporated by reference: “Certain Relationships and Related Person Transactions,” “Management” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Item 8.	Legal Proceedings	The following section of our information statement is hereby incorporated by reference: “Business — Legal Proceedings.”
Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	The following sections of our information statement are hereby incorporated by reference: “Summary,” “The Separation,” “Dividend Policy,” “Capitalization” and “Description of Capital Stock.”
Item 10.	Recent Sales of Unregistered Securities	Not applicable.
Item 11.	Description of Registrant’s Securities to be Registered	The following sections of our information statement are hereby incorporated by reference: “Dividend Policy” and “Description of Capital Stock.”
Item 12.	Indemnification of Directors and Officers	The following sections of our information statement are hereby incorporated by reference: “Description of Capital Stock — Limitation on Liability of Directors and Indemnification of Directors and Officers.”
Item 13.	Financial Statements and Supplementary Data	The following sections of our information statement are hereby incorporated by reference: “Index to Financial Statements” and the statements referenced therein.
Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable.
Item 15.	Financial Statements and Exhibits	The following sections of our information statement are hereby incorporated by reference: “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” and the statements referenced therein.

(a)
List of Financial Statements and Schedules.

The following financial statements are included in the information statement and filed as part of this Registration Statement on Form 10:
(1)
Unaudited Pro Forma Combined Financial Statements; and

(2)
Financial Statements, including Report of Independent Registered Public Accounting Firm.

(b)
Exhibits.

The following documents are filed as exhibits hereto:
Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement between Ingevity Corporation and WestRock Company.
3.1	Form of Ingevity Corporation Amended and Restated Certificate of Incorporation.†
3.2	Form of Ingevity Corporation Amended and Restated Bylaws.†
10.1	Form of Tax Matters Agreement between Ingevity Corporation and WestRock Company.†
10.2	Form of Transition Services Agreement between Ingevity Corporation and WestRock Company.
10.3	Form of Employee Matters Agreement between Ingevity Corporation and WestRock Company.
10.4	Form of Covington Plant Services Agreement between Ingevity Virginia Corporation and WestRock Virginia, LLC.†
10.5	Form of Covington Plant Ground Lease Agreement between Ingevity Virginia Corporation and WestRock Virginia, LLC.†
10.6	Form of Crude Tall Oil and Black Liquor Soap Skimmings Agreement by and between Ingevity Corporation, WestRock Shared Services, LLC and WestRock MWV, LLC.
10.7	Form of Prospective Board Member Consulting Agreement.†
10.8	Credit Agreement, dated as of March 7, 2016, among Ingevity Corporation, as U.S. borrower, the lenders from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent.†
10.9	Form of Intellectual Property Agreement by and between WestRock Company and Ingevity Corporation.
10.10	Employment Letter, dated September 18, 2015, between WestRock Company, Ingevity Corporation and John Fortson.
10.11	Employment Letter, dated October 2, 2015, between WestRock Company, Ingevity Corporation and Katherine P. Burgeson.
10.12	Employment Letter, dated July 24, 2015, between WestRock Company, Ingevity Corporation and Michael Wilson.
10.13	Form of Ingevity Corporation 2016 Omnibus Incentive Plan.
10.14	Form of Trust Agreement, between Ingevity Corporation, The Bank of New York Mellon Trust Company, N.A. and WestRock Company.
21.1	List of Subsidiaries of Ingevity Corporation.†
99.1	Preliminary Information Statement of Ingevity Corporation, subject to completion, dated March 7, 2016.

*
To be filed by amendment.

†
Previously filed.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
INGEVITY CORPORATION
By:	/s/ Katherine P. Burgeson
Name:	Katherine P. Burgeson
Title:	Senior Vice President, General Counsel and Secretary
Dated: April 1, 2016

EXHIBIT INDEX
Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement between Ingevity Corporation and WestRock Company.
3.1	Form of Ingevity Corporation Amended and Restated Certificate of Incorporation.†
3.2	Form of Ingevity Corporation Amended and Restated Bylaws.†
10.1	Form of Tax Matters Agreement between Ingevity Corporation and WestRock Company.†
10.2	Form of Transition Services Agreement between Ingevity Corporation and WestRock Company.
10.3	Form of Employee Matters Agreement between Ingevity Corporation and WestRock Company.
10.4	Form of Covington Plant Services Agreement between Ingevity Virginia Corporation and WestRock Virginia, LLC.†
10.5	Form of Covington Plant Ground Lease Agreement between Ingevity Virginia Corporation and WestRock Virginia, LLC.†
10.6	Form of Crude Tall Oil and Black Liquor Soap Skimmings Agreement by and between Ingevity Corporation, WestRock Shared Services, LLC and WestRock MWV, LLC.
10.7	Form of Prospective Board Member Consulting Agreement.†
10.8	Credit Agreement, dated as of March 7, 2016, among Ingevity Corporation, as U.S. borrower, the lenders from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent.†
10.9	Form of Intellectual Property Agreement by and between WestRock Company and Ingevity Corporation.
10.10	Employment Letter, dated September 18, 2015, between WestRock Company, Ingevity Corporation and John Fortson.
10.11	Employment Letter, dated October 2, 2015, between WestRock Company, Ingevity Corporation and Katherine P. Burgeson.
10.12	Employment Letter, dated July 24, 2015, between WestRock Company, Ingevity Corporation and Michael Wilson.
10.13	Form of Ingevity Corporation 2016 Omnibus Incentive Plan.
10.14	Form of Trust Agreement, between Ingevity Corporation, The Bank of New York Mellon Trust Company, N.A. and WestRock Company.
21.1	List of Subsidiaries of Ingevity Corporation.†
99.1	Preliminary Information Statement of Ingevity Corporation, subject to completion, dated March 7, 2016.

*
To be filed by amendment.

†
Previously filed.